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Bionik Laboratories Corp.

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September 12, 2017

Bionik Laboratories Postpones 2017 Annual Meeting of Stockholders

TORONTO and BOSTON, Sept. 12, 2017 /PRNewswire/ – Bionik Laboratories Corp. (OTCQB:BNKL) (“Bionik” or the “Company”), a robotics company focused on providing rehabilitation and assistive technology solutions to individuals with neurological and mobility challenges from hospital to home, today announced that it has postponed its 2017 Annual Meeting of Stockholders which was scheduled to be held on September 14, 2017.

Bionik will set a new record date and provide additional information with respect to the rescheduled annual meeting in a revised proxy statement to be filed with the SEC and distributed to stockholders as promptly as practicable.

As disclosed in the Company’s current report on Form 8-K filed with the Securities and Exchange Commission on September 11, 2017, among other things, Bionik increased the size of the Board from five to six members and appointed Remi Gaston Dreyfus to the Board effective as of September 1, 2017.

In light of the foregoing, the Company postponed the Annual Meeting to provide stockholders with time to consider and vote on a revised slate of nominees for election to the Board which now includes Mr. Gaston Dreyfus with the other five individuals previously nominated by the Board (namely Peter Bloch, Michal Prywata, Eric Michel Dusseux (the Company’s newly appointed Chief Executive Officer), Robert Hariri and Marc Mathieu).

Bionik will, as promptly as practicable, distribute to its stockholders of record as of the new record date, a revised proxy statement for the Annual Meeting and a new proxy card.

Such stockholders are encouraged to complete, sign, date and return the new proxy card once received to ensure that their shares are represented at the Annual Meeting. Any proxy cards previously received by the Company will be disregarded for purposes of determining the number of votes cast for each proposal described in the proxy statement and proxy materials. Furthermore, such stockholders will need to submit the new proxy card even if their vote has not changed with respect to the other proposals submitted to a vote of stockholders at the Annual Meeting.

About Bionik Laboratories

Bionik Laboratories (OTCQB:BNKL) is a robotics company focused on providing rehabilitation and mobility solutions to individuals with neurological and mobility challenges from hospital to home. The Company has a portfolio of products focused on upper and lower extremity rehabilitation for stroke and other mobility-impaired patients, including three products on the market and four products in varying stages of development.

For more information, please visit www.bioniklabs.com and connect with us on Twitter, LinkedIn, and Facebook. If you’re a shareholder and wish to receive email alerts for Company news, please sign up here.

Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “should,” “would,” “will,” “could,” “scheduled,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “seek,” or “project” or the negative of these words or other variations on these words or comparable terminology. Forward- looking statements may include, without limitation, statements regarding (i) the plans and objectives of management for future operations, including plans or objectives relating to the design, development and commercialization of human exoskeletons and other robotic rehabilitation products, (ii) a projection of income (including income/loss), earnings (including earnings/loss) per share, capital expenditures, dividends, capital structure or other financial items, (iii) the Company’s future financial performance, (iv) the market and projected market for our existing and planned products and (v) the assumptions underlying or relating to any statement described in points (i), (ii), (iii) or (iv) above. Such forward- looking statements are not meant to predict or guarantee actual results, performance, events or circumstances, and may not be realized because they are based upon the Company’s current projections, plans, objectives, beliefs, expectations, estimates and assumptions, and are subject to a number of risks and uncertainties and other influences, many of which the Company has no control. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the Company’s inability to obtain additional financing, the significant length of time and resources associated with the development of our products and related insufficient cash flows and resulting illiquidity, the Company’s inability to expand the Company’s business, significant government regulation of medical devices and the healthcare industry, lack of product diversification, volatility in the price of the Company’s raw materials, and the Company’s failure to implement the Company’s business plans or strategies. These and other factors are identified and described in more detail in the Company’s filings with the SEC. The Company does not undertake to update these forward-looking statements.

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SOURCE Bionik Laboratories Corp.